QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

[LETTERHEAD OF BUCKNO LISICKY & COMPANY, PC]

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors,
DRS Technologies, Inc.

We consent to the use of our report dated February 16, 2005, relating to the combined financial statements of Night Vision Equipment Company, Inc. and Excalibur Electro Optics, Inc. (the "Affiliate") as of and for the year ended December 31, 2003, which appears in the Current Report on Form 8-K/A of DRS Technologies, Inc. filed on February 25, 2005, incorporated herein by reference and to the reference to our firm under the heading "Experts" in this registration statement on Form S-3 of DRS Technologies, Inc.

/s/ BUCKNO LISICKY & COMPANY, PC Allentown, Pennsylvania January 6, 2006

QuickLinks

[LETTERHEAD OF BUCKNO LISICKY & COMPANY, PC]
CONSENT OF INDEPENDENT AUDITORS